Exhibit B.31.1







                           CERTIFICATE OF FORMATION

                                    OF

                             ERI/HEC EFA-Med, LLC


   1.   The name of the limited liability company is ERI/HEC EFA-Med, LLC.

   2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   3. This Certificate of Formtion shall be effective on the date of filing with the Delaware Secretary of State.


        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ERI/HEC EFA-Med, LLC as of the 15th day of September, 2000.


                                  HEC Inc.,
                                  A Duly Authorized Member

                                  By: /S/ Linda A. Jensen
                                  Name: Linda A. Jensen
                                  Title: Vice President - Finance